                                                                       Exhibit 9


                           ADMINISTRATION AGREEMENT


This Agreement, dated as of the 14th day of June, 1995, made by and between State Bond Income Funds, Inc. (the "Fund"), a corporation operating as an open-end investment company, duly organized and existing under the laws of the State of Maryland, and SBM Financial Services, Inc. (the "Agent"), a Minnesota corporation;

WITNESSETH THAT:

WHEREAS, the Agent has agreed to act as Transfer Agent and Dividend Disbursing Agent of the Fund, as Administrator of Plans, and to perform certain check redemption procedures.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the parties hereto, intending to be legally bound, do hereby agree as follows:

     Section 1. The terms as defined in this Section wherever used in this Agreement, or in any amendment or supplement hereto, shall have the meanings herein specified, unless the context otherwise requires.

     Bank: The term Bank shall mean the entity that maintains the Fund's check redemption account.

     Custodian: The term Custodian shall mean that entity which is acting as Custodian of the Fund's assets from time to time.

     Share Certificates: The term Share Certificates shall mean the stock certificates for the Shares of the Fund.

     Shareholders: The term Shareholders shall mean the registered owners from time to time of the Shares of the Fund in accordance with the stock registry records of the Fund.

     Shares: The term Shares shall mean the issued and outstanding shares of common stock of the Fund.

     Plan: The term Plan shall include such investment plans, dividend or capital gains reinvestment plans, systematic withdrawal plans or other types of plans set forth in the prospectus of the Fund, in form acceptable to the Agent, which the Fund may from time to time adopt and made available to its Shareholders, including plans or accounts established for pension and profit-sharing plans established by self-employed individuals and partnerships.

     Planholder: The term Planholder shall mean a Shareholder who, at the time of reference, is participating in a Plan, and shall include any underwriter, representative or broker-dealer.

     Section 2. The Fund hereby appoints the Agent as its Transfer, Redemption and Dividend Disbursing Agent and as Administrator of its Plans, and the Agent accepts such appointment and agrees to act in such capacities upon the terms set forth in this Agreement.

TRANSFER AGENCY

     Section 3. The Fund shall furnish to the Agent, as Transfer Agent, a sufficient supply of blank Share Certificates and from time to time will renew such supply upon the request of the Agent. Such blank Share Certificates shall be signed manually or by facsimile signatures of officers of the Fund authorized by law or the bylaws of the Fund to sign Share Certificates and, if required, shall bear the corporate seal or a facsimile thereof.

     Section 4. The Agent, as Transfer Agent, shall make original issues of Shares in accordance with the provisions of Sections 14 and 15 below and the Fund's prospectus.

     Section 5. Transfers of Shares shall be registered and new shares issued by the Agent upon surrender of outstanding shares (a) in form deemed by the Agent to be properly endorsed for transfer, (b) with all necessary endorsers' signatures guaranteed in such manner and form as the Agent may require by a guarantor reasonably believed by the Agent to be responsible, accompanied by (c) such assurances as the Agent shall deem necessary or appropriate to evidence the genuineness and effectiveness of each necessary endorsement, and (d) satisfactory evidence of compliance with all applicable laws relating to the payment or collection of taxes.

     Section 6. When mail is used for delivery of Share Certificates, the Agent shall forward Share Certificates in "non-negotiable" form by first-class mail, and Share Certificates in "negotiable" form by registered mail, all mail deliveries to be covered while in transit to the addressee by insurance arranged for by the Agent.

     Section 7. In registering transfers, the Agent, as Transfer Agent, may rely upon the Uniform Commercial Code or any other statutes which in the opinion of counsel protect the Agent and the Fund in not requiring complete documentation, in registering transfer without inquiry into adverse claims, in delaying registration for purposes of such inquiry, or in refusing registration where in its judgment an adverse claim requires such refusal.

     Section 8. The Agent, as Transfer Agent, may issue new Share Certificates in place of Share Certificates represented to have been lost, destroyed or stolen, upon receiving indemnity satisfactory to the Agent and may issue new Share Certificates in exchange for, and upon surrender of, mutilated Share Certificates.

     Section 9. In case any officer of the Fund who shall have signed manually or whose facsimile signature shall have been affixed to blank Share Certificates shall die, resign or be removed prior to the issuance of such Share Certificates, the Agent, as Transfer Agent, may issue or register such Share Certificates as the Share Certificates of the Fund notwithstanding such death, resignation or removal; and the Fund shall file promptly with the Agent such approval, adoption or ratification as may be required by law.

     Section 10. The Agent will maintain stock registry records in the usual form in which it will note the issuance and redemption of Shares and the issuance and transfer of Share Certificates, and is also authorized to maintain an account entitled Unissued Certificate Account in which it will record the Shares and fractions issued and outstanding from time to time for which issuance of Share Certificates is deferred. The Agent is authorized to keep records, which will be part of the stock transfer records, as well as its records of the Plans, in which it will note the names and registered addresses of Planholders, and the number of Shares and fractions from time to time owned by them for which no Share Certificates are outstanding. Each Shareholder or Planholder, whether he holds one or more Share Certificates or owns Shares held under one or more Plans, or whether he holds or owns Shares by both methods, will be assigned a single account number. Whenever a Shareholder deposits Shares represented by Share Certificates in a Plan permitting the deposit of Shares thereunder, the Agent, as Transfer Agent, upon receipt of the Share Certificates registered in the name of the Shareholder (or, if not so registered, in proper form for transfer), shall cancel such Share Certificates, debit the Shareholder's individual stock account and credit the Shares to the Unissued Certificate Account. The Agent, as Plan Administrator, shall credit the Shares so deposited to the proper Plan account.

     Section 11. The Agent will issue Share Certificates for Shares of the Fund only upon receipt of a written request from a Shareholder. In all other cases, the Fund authorizes the Agent to dispense with the issuance and countersignature of Share Certificates whenever Shares are purchased. In such case, the Agent, as Transfer Agent, shall merely note on its stock registry records the issuance of the Shares and fractions (if any), shall credit the Unissued Certificate Account with the Shares and fractions issued and shall credit the proper number of Shares and fractions to the respective Shareholders. Likewise, whenever a Shareholder requests the redemption of Shares for which the Agent's records indicate that no Share Certificates have been issued, the Agent may cause said Shares to be redeemed without tender of Share Certificates for same. The Fund authorizes the Agent in such cases to process the transactions by appropriate entries in its stock transfer records, and debiting of the Unissued Certificate Account and the records of issued Shares outstanding.

     Section 12. The Agent in its capacity as Transfer Agent will, in addition to the duties and functions above-mentioned, perform the usual duties and functions of a stock transfer agent for a corporation. It will countersign for issuance or reissuance Share Certificates representing original issue or reissued treasury shares, and will transfer Share Certificates, and Shareholder account registrations where no Share Certificates are outstanding, registered in the name of Shareholders from one Shareholder to another in the usual manner. The Agent may rely conclusively and act without further investigation upon any list, instruction, certification, authorization, Share Certificate or other instrument or paper believed by it in good faith to be genuine and unaltered, and to have been signed, countersigned or executed by duly authorized person or persons, or upon the instructions of any officer of the Fund, or upon the advice of counsel for the Fund or for the Agent. The Agent may record any transfer of Share Certificates which is reasonably believed by it in good faith to have been duly authorized or may refuse to record any transfer of Share Certificates if in good faith the Agent in its capacity as Transfer Agent reasonable deems such refusal necessary in order to avoid any liability either to the Fund or to the Agent. The Fund agrees to indemnify and hold harmless the Agent from and against any and all losses, costs, claims and liability which it may suffer or incur by reason of so relying or acting or refusing to act.

     Section 13. In case of any request or demand for the inspection of the share records of the Fund, the Agent, as Transfer Agent, shall endeavor to notify the Fund and to secure instructions as to permitting or refusing such inspection. However, the Agent may exhibit such records to any person in any case where it is advised by its counsel that it may be held liable for failure to do so.

ISSUANCE OF SHARES

     Section 14. Prior to the daily determination of net asset value in accordance with the Fund's prospectus, the Agent shall process all payments by Shareholders and Planholders received in Federal Funds since the last determination of the Fund's net asset value for which the Agent has sufficient information to establish a new Shareholder account or purchase Shares for an existing account. Immediately after the Fund's calculation of its net asset value on each day that both the Fund and the Agent are open for business, the Agent shall obtain from the Fund a quotation (on which it may conclusively rely) of the net asset value per Share determined on that day. The Agent shall proceed to calculate the amount available for investment in Shares at the quoted net asset value and the number of Shares and fractional Shares to be purchased. The Agent, as agent for the Shareholder and Planholders, shall place a purchase order on each day that both the Fund and Agent are open for business with the Fund for the proper number of Shares and fractional Shares to be purchased and confirm such number to the Fund.

     Section 15. The proper number of Shares and fractional Shares shall then be issued daily and credited by the Agent to the Unissued Certificate Account. The Shares and fractional Shares purchased for each Shareholder and Planholder will be credited by the Agent to such Shareholder's or Planholder's separate account. The Agent shall then cause to be mailed to each Shareholder and Planholder a confirmation of each purchase, with copies to the Fund if requested. Such confirmations will show the prior Share balance, the new Share balance, the Shares held under a Plan (if any), the Shares for which Stock Certificates are outstanding (if any), the amount invested and the price paid for the newly purchased Shares.

REDEMPTIONS

     Section 16. Except for check redemptions, which all shall be governed by the check redemption procedures provided for in Sections 18 through 24, the Agent shall, prior to the daily determination of net asset value in accordance with the Fund's prospectus, process all requests from Shareholders to redeem Shares received in accordance with the procedures set forth in the Fund's prospectus. The Fund shall then quote to the Agent the applicable net asset value, whereupon the Agent shall determine the number of Shares required to be redeemed to make monthly payments, automatic payments or the like. The Agent shall then advise the Fund of the number of Shares and fractional Shares requested to be redeemed and shall process the redemption by filing with the Custodian an appropriate statement and making the proper distribution and application of the redemption proceeds in accordance with the Fund's prospectus. The stock registry books recording outstanding Shares, the Unissued Certificate Account and the individual account of the Shareholder or Planholder shall be properly debited.

     Section 17. The proceeds of redemption shall be remitted by the Agent in accordance with the Fund's prospectus as follows:

     (a) By check mailed to the Shareholder or Planholder at his registered address. If a request for redemption of Shares is valued at $20,000 or more, or the proceeds of the redemption are to be paid to someone other than the Shareholder, a signature guarantee of a of a national securities exchange, a member firm of a principal stock exchange, a registered securities association, a clearing agency, a bank or trust company, a savings association, a credit union, a broker, a dealer, a municipal securities broker or dealer, a government securities broker or dealer, or a representative of the Distributor, SBM Financial Services, Inc. shall accompany the redemption request.

     (b) By wire to the Fund's Custodian to wire redemption proceeds on the next business day to a designated bank upon telephone request, without signature guarantee, if such redemption procedure has been requested by the Shareholder or Planholder's on an authorized form filed with the Agent and the redemption proceeds are $20,000 or more. Any change in the designated bank account will be accepted by the Agent only if made in writing by the Planholder or Shareholder with signature guaranteed as required by paragraph (a) of this Section 17.

     (c) By check redemption procedures as provided for in Sections 18 through 24.

     (d) By other procedures commonly followed by mutual funds and mutually agreed upon by the Fund and the Agent.

     For the purposes of redemption of Shares which have been purchased by uncertified check, such Shares may not be redeemed within 14 days after purchase.

CHECK REDEMPTION

     Section 18. The Agent shall perform check redemption services for the Fund subject to the terms and conditions set forth in the Fund's prospectus. The duties and obligations of the Agent with respect to check redemptions are limited to those specifically set forth in Sections 18 through 24 of this Agreement.

     Section 19. The Fund shall maintain balances in a check redemption account with the Bank which shall be sufficient to pay all checks received by the Bank drawn against the check redemption account. The balance to be maintained in the check redemption account shall be estimated from time to time by the Fund and the Agent, based on redemption experience.

     Section 20. The Agent shall provide, at the Fund's expense, check blank forms for the check redemption account to Shareholders of the Fund who appropriately request the same on the Fund's investment application form and shall process checks drawn by said Shareholders on the check redemption account in accordance with applicable laws and rules governing checks; provided, however, that the Agent shall be required, in verifying the drawer's signature, only to ascertain whether the signature(s) on the check reasonably appear to be the signature(s) on the Shareholder's signature card, but shall not be required, either as drawee or as redemption agent for any Shareholder, to obtain any guarantee of any Shareholder signature.

     Section 21. If there are not sufficient Shares in the drawer's Share account which have been held for 15 days or more which are not represented by issued Share Certificates to cover the check, the Agent shall direct the Bank not to pay the check and shall immediately notify the Fund of such fact.

     Section 22. The Agent shall, from time to time as often as necessary for the purpose of properly performing its check redemption duties hereunder, determine whether the Fund has deposited in the check redemption account sufficient balances to pay all checks received by the Bank drawn against the check redemption account. If the Fund has not deposited sufficient balances to pay all such checks, the Bank shall pay checks only to the extent balances are in the check redemption account. The Agent may select those checks to be paid and those to be returned arbitrarily by any method selected by the Agent. If checks received by the Bank drawn against the check redemption account exceed the balances in the check redemption account, the Agent shall immediately notify the Fund of such fact and give the Fund reasonable time to provide sufficient collected balances. In no event shall "reasonable time" for the Fund to provide sufficient collected balances extend beyond 10:00 a.m. on the day of the Bank's midnight deadline with respect to any check. In no event shall the Agent authorize the Bank to honor or pay checks drawn on the check redemption account for which balances are not on hand in the check redemption account, and the Fund hereby agrees to indemnify, defend and hold the Bank and the Agent harmless from any loss, claim or expense arising out of the return of redemption checks due to any such insufficiency of collected balances of which the Agent gave the Fund immediate notices as required below.

     Section 23. The Agent shall notify the Fund, as of the morning of the next business day, of the balances in the check redemption account and a list of all redemptions paid the preceding day, by name of Shareholder and amount.

     Section 24. The Fund may terminate the check redemption procedure at any time upon 30 days' written notice to the Agent, and in the event of such termination, the effect shall be to delete all references to check redemption procedures in this Agreement.

DIVIDENDS AND DISTRIBUTIONS

     Section 25. It is mutually understood by the parties that the Fund intends to declare daily dividends payable to Shareholders and Planholders of record as of the close of business each day, and that all dividends are to be payable and automatically reinvested in additional Shares as of the last business day of the Fund each month, except in cases where Shareholders have elected to receive dividends in cash, in which case checks will be mailed within three business days after the payable date. On each business day, the Fund shall notify the Agent of the amount of net income of the Fund earned for that business day and the amount of net income that will be earned for the ensuing days that will not be business days. Based on the number of Shares outstanding as of the close of business on each such business day, the Agent shall thereupon compute the dividends per Share payable with respect to the account of each Shareholder and Planholder and monthly the number of additional Shares and fractional Shares to be issued with respect to such dividends. The Agent shall notify the Fund monthly of the total number of additional Shares and fractional Share issued and the amount of dividends to be paid in cash. On or before the payment date for each dividend, the Fund shall transfer, or cause the Custodian to transfer, to the Agent sufficient cash to pay those dividends payable in cash on that payment date. Dividend checks will be mailed by the Agent within three days after the payment date. The Agent shall maintain records as to the additional Shares and fractional Shares issued with respect to dividends which are reinvested in additional Shares by crediting each Shareholder's or Planholder's account for Shares purchased by them by means of reinvestment of dividends payable on Shares in their account. The Agent shall cause to be mailed to each Shareholder and Planholder a confirmation of each such purchase by reinvestment of such dividend.

     Section 26. In the event that the Fund changes its dividend policy or the Fund orders the distribution of any extraordinary long-term gains, the Fund shall notify the Agent of each resolution of the Fund's Board of Directors declaring such distribution or change in its dividend policy, the amount payable per share, the record date for determining Shareholders or Planholders entitled to payment, the net asset value to be used for reinvestments of such other distribution or dividends, and the payment date. The Agent shall, prior to the designated payment date, calculate the amount of such dividend or other distribution to be reinvested in Shares and fractional Shares of each Shareholder and Planholder and the amount to be paid in cash. On or before each payment date the Fund shall transfer, or cause the Custodian to transfer, to the Agent sufficient cash to pay any such dividends or other distributions payable in cash. Checks for such dividends or distributions payable in cash will be mailed by the Agent within three business days after the payment date. The Agent shall maintain records as to additional Shares and fractional Shares issued with respect to such dividends or other distributions which are reinvested in additional Shares by crediting each Shareholder's or Planholder's account for Shares purchased by them by means of reinvestment of such dividends or distributions payable on Shares in their account. The Agent shall cause to be mailed to each Shareholder and Planholder a confirmation of each such purchase by reinvestment of such dividend or distribution.

GENERAL PROVISIONS

     Section 27. The Agent shall maintain records (which may be part of the stock transfer records) in connection with the issuance and redemption of Shares, the disbursement of dividends and the administration of the Plans and dividend reinvestments, in which will be noted the transactions effected for each Shareholder and Planholder and the number of Shares and fractional Shares owned by each for which no Share Certificates are outstanding.

     Section 28. In addition to the services provided for in this Agreement, the Agent will perform other services for the Fund as agreed from time to time, including but not limited to, preparation of and mailing Federal 1099 Forms, mailing semi-annual reports of the Fund, preparation of an annual list of Shareholders and Planholders, mailing notices of Shareholders' meetings, proxies and proxy statements, and examination and tabulation of returned proxies and certification of the vote to the Fund.

     Section 29. Nothing contained in this Agreement is intended to or shall require the Agent, in any capacity hereunder, to perform any functions or duties on any holiday or other day of special observance on which the Agent is closed. Functions or duties normally scheduled to be performed on such days shall be performed on, and as of, the next business day on which the Fund and the Agent are open.

     Section 30. The Fund agrees to pay the Agent compensation for its services and to reimburse the Agent for its expenses as shall be agreed upon from time to time.

     Section 31. The Agent shall not be liable for any taxes, assessments or governmental charges which may be levied or assessed on any basis whatsoever, upon the securities held or processed hereunder, or otherwise in connection with the Agent's activities of status under this Agreement.

     Section 32. The Agent, at any time, may apply to the Fund for instructions with respect to any matter in connection with the Agent's performance of its duties under this Agreement, and the Agent shall be entitled to rely conclusively on such instructions from the Fund.

     The Fund will indemnify and hold the Agent harmless from all loss, cost, damage and expense, including reasonable expenses for counsel, incurred by it resulting from any claim, demand, action or omission by it in the performance of its duties hereunder, or as a result of acting upon any instruction believed by it to have been given by a duly authorized officer of the Fund; provided that this indemnification shall not apply to actions or omissions of the Agent in cases of its own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties hereunder; and further provided that, prior to confessing any claim against it which may be the subject of this indemnification, the Agent shall give the Fund reasonable opportunity to defend against said claim in its own name or in the name of the Agent.

     The Agent will indemnify and hold the Fund harmless from all loss, cost, damage and expense, including reasonable expenses for counsel, incurred or sustained by it as a result of or in connection with the Agent's failure to give the Bank instructions to refuse acceptance and payment of any check under the Fund's check redemption service which is wrongfully paid either when a signature on a particular check is not authentic according to the applicable authorized signature card supplied by the Shareholder or when the number of Shares in a Shareholder's account is insufficient to cover the amount of the check.

     Section 33. The practices and procedures of the Agent and the Fund set forth in this Agreement, or any other terms or conditions of this Agreement, may be altered or modified from time to time as may be mutually agreed by the parties to this Agreement without the consent of any Shareholder or Planholder, so long as the intent and purposes of the Plans, as stated from time to time in the prospectus of the Fund, or other applicable limitations of the prospectus, are observed. In special cases the parties hereto may adopt such procedures as may be appropriate or practical under the circumstances, and the Agent may conclusively assume that any special procedure which has been approved by the Fund does not conflict with or violate any requirements of its Articles of Incorporation, Bylaws or prospectus, or any rule, regulation or requirement of any regulatory body.

     Section 34. This Agreement may be amended from time to time by a supplemental agreement executed by the Fund and the Agent.

     Section 35. Either the Fund or the Agent may give 60 days' written notice to the other of the termination of this Agreement, such termination to take effect at the time specified in the notice.

     Section 36. Any notice or other communication required by or permitted to be given in connection with this Agreement shall be in writing, and shall be delivered in person or sent by first-class mail, postage prepaid, to the respective parties as follows:

     If to the Fund:

          State Bond Income Funds, Inc.

               8400 Normandale Lake Boulevard
               Suite 1150
               Minneapolis, Minnesota  55437

          SBM Financial Services

               8400 Normandale Lake Boulevard
               Suite 1150
               Minneapolis, Minnesota  55437

     Section 37. This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed an original, but such counterparts shall together but one and the same instrument.

     Section 38. This Agreement shall be governed by the laws of the State of Minnesota.

     Section 39. This Agreement shall extend and be binding upon the parties hereto and their respective successor and assigns; provided, however, that this Agreement shall not be assignable by the Fund without the written consent of the Agent or by the Agent without the written consent of the Fund, authorized or approved by a resolution of its Board of Directors.

     Section 40. The accounts and records, in the agreed upon format, specified herein to be maintained by the Bank shall be preserved for the period specified by Rule 31a-2 under the Investment Company Act of 1940 and shall be the property of the Fund and shall be made available to the Fund within a reasonable period of time upon proper demand. The Agent shall assist the Fund's independent auditors, or upon approval of the Fund or upon demand, any regulatory body, in any requested review of the Fund's accounts and records, but shall be reimbursed for all expenses and employee time invested in any such review outside of routine and normal periodic reviews. Upon receipt from the Fund of the necessary information, the Agent shall supply the necessary data for the Fund or accountant's completion of any necessary tax returns, questionnaires, periodic reports to Shareholders and such other reports and information requests as the Fund and the Agent shall agree upon from time to time.

     IN WITNESS WHEREOF, the Fund and the Agent have caused this Agreement to be signed by their receptive duly authorized officers as of the day and year first above written.



                                       STATE BOND INCOME FUNDS, INC.

                                       By:   /s/ Stewart Gregg
                                            ------------------------------

                                            Its:   /s/ Vice President
                                                  ------------------------



                                       SBM FINANCIAL SERVICES, INC.

                                       By:   /s/ John  R. McGeeney
                                            ------------------------------

                                            Its:   /s/ Secretary, General
                                                  ------------------------

                                                Counsel & Compliance
                                                --------------------
                                                Officer
                                                --------------------